Exhibit 21
SCHOLASTIC CORPORATION – incorporated in Delaware, USA.
SUBSIDIARY LIST – as of February 28, 2025
(Subsidiaries are indented under its direct parent)

Scholastic Inc.	New York
Scholastic Entertainment Inc.	New York
524 Films L.L.C.	Delaware
Listen Inn LLC (formerly Retroranch L.L.C.)	Delaware
Yellow Bus, LLC	Delaware
Out of the Blue Enterprises LLC dba 9 Story USA	New York
Out of the Blue Worldwide LLC	New York
OOTB Productions Inc.	New York
Colorforms Brand LLC	New York
PT Bali Animasi Solusi Ekakarsa[1]	Indonesia
PT Bali Animation Studio[1]	Indonesia
9 Story Media Group Inc.[2]	Ontario
9 Story Production Holdings 2 Inc.	Ontario
Carl Squared Productions, Inc.	Ontario
CITH Productions Inc.	Ontario
Groundling Marsh Productions Inc.	Ontario
Homeschooled Production Inc.	Ontario
Oliver Fits Productions Inc.	Ontario
Portfolio Completed Projects Inc.	Ontario
Roboroach Productions III Inc.	Ontario
SFN Productions Inc.	Ontario
9 Story Interactive Inc.	Ontario
9 Story Development Inc.	Ontario
9 Story Digital Inc.	Ontario
Banana Productions Inc.	Ontario
BC 4 Productions Inc.	Ontario
BC 5 Productions Inc.	Ontario
Bot Productions Inc.	Ontario
BRB 1 Productions Inc.	Ontario
Camp Wild Productions Inc.	Ontario
D6 Canada Inc.	Ontario
D7 Canada Inc.	Ontario
D8 Canada Inc.	Ontario
DD 1 Productions Inc.	Ontario
DNH 6 Productions Inc.	Ontario
DNH 7 Productions Inc.	Ontario
DNH 8 Productions Inc.	Ontario
ER 1 Productions Inc.	Ontario
FTT 1 Productions Inc.	Ontario
LBL Productions Inc.	Ontario
RS 1 Productions Inc.	Ontario
Ruby Productions Inc. (formerly Alexaland Productions Inc.)	Ontario
Ruby 2 Productions Inc.	Ontario
SG 1 Productions Inc. (formerly RR 1 Productions Inc.)	Ontario
9 Story Distribution (Canada) Inc. (formerly SG 2 Productions Inc.)	Ontario
Why Productions Inc.	Ontario
XR 2 Productions Inc	Ontario
CBRD 1 Productions Inc.	Ontario
Niagara Films Ireland Limited	Ireland
9 Story Distribution International Limited	Ireland
Brown Bag Films Unlimited Company	Ireland
ACBB Productions Limited	Ireland
ADAT Productions DAC	Ireland
ADAT 2 Productions DAC	Ireland
B5 Elk Productions DAC	Ireland
Bhean Productions Limited	Ireland
1 0.5% owned by Scholastic Entertainment Inc.
2 25% voting shares and 100% common shares owned by Scholastic Inc. and accounted for as a variable interest entity whose financial results are consolidated into the financial statements of Scholastic Corporation.

Exhibit 21
SCHOLASTIC CORPORATION – incorporated in Delaware, USA.
SUBSIDIARY LIST – as of February 28, 2025
(Subsidiaries are indented under its direct parent)

BOGO Productions DAC	Ireland
Bolgmor Productions DAC	Ireland
BOZ Productions Limited	Ireland
Brown Bag Films UK Ltd.	England
NK2 Productions Limited	England
PRS Productions Limited	England
The Knight Productions Limited	England
Kind of Productions Limited	England
Cone Productions DAC	Ireland
ERK Film Productions DAC	Ireland
IMNI Productions DAC	Ireland
KOSA Productions DAC	Ireland
KWBB Productions Limited	Ireland
KWD Productions DAC	Ireland
Lubird Productions DAC	Ireland
OG Productions DAC	Ireland
RYD Productions DAC	Ireland
RYD 2 Productions DAC	Ireland
Silver Slipper Productions DAC	Ireland
Scholastic UK Ltd.	England
Scholastic Book Clubs Limited	England
Make Believe Ideas Ltd.	England
Chicken House Publishing Limited	England
Scholastic Limited	England
Scholastic Ireland Ltd.	Ireland
Weston Woods Studios, Inc.	Delaware
Georgetown Studios, Inc.	Connecticut
Children’s Music Library, Inc.	New York
The Scholastic Store, Inc.	New York
Scholastic Distribution Services L.L.C.	Delaware
Klutz	California
Scholastic Export Inc.	Delaware
Scholastic Book Fairs, Inc.	Delaware
Scholastic 557 Broadway, LLC	Delaware
Scholastic Australia Pty. Ltd.	Australia
Scholastic Canada Ltd.	Canada
Ooka Island Inc.	Canada
Scholastic Hong Kong Ltd.	Hong Kong
Scholastic India Private Limited[3]	India
Scholastic Mexico S. de R. L. de C.V.	Mexico
Scholastic New Zealand Ltd.	New Zealand
Scholastic Argentina S.R.L.	Argentina
Scholastic Education Information Consulting (Shanghai) Co., Ltd.	China
Scholastic International IT Support Centre Private Limited	India
Scholastic Education International (Singapore) Private Limited	Singapore
Scholastic Reading (Beijing) Culture Development Co. Ltd.	China
Scholastic (Asia) SDN. BHD	Malaysia
Grolier Incorporated	Delaware
Scholastic Library Publishing, Inc.	Delaware
Grolier International, Inc.	Delaware
Grolier International Finance Inc. (Philippines)	Philippines
Grolier International Private Limited (India)	India
Grolier Overseas Incorporated	Delaware
Caribe Grolier, Inc.	Puerto Rico
4 1% owned by Scholastic Export Inc.